SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 5, 2010

China SLP Filtration Technologies, Inc.
(f/k/a China Filtration Technologies, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53010	90-0475058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Shishan Industrial Park
Nanhai District, Foshan City, Guangdong Province, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011-86-757-86683197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMENSAOTRY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 5, 2010, the Board of Directors by unanimous written consent approved the appointment of Eric Gan as Chief Financial Officer.

In connection with that appointment the company entered into an employment contract with Mr. Gan for a term of three years unless sooner terminated as provided in the agreement.   Under the agreement Mr. Gan has agreed to act as the company’s Chief Financial Officer and to perform such duties as shall be consistent with such position subject to the supervision and direction of the Board of Directors.  Under the agreement Mr. Gan will receive an annual salary of $120,000 payable in 12 equal payment payable on the 15th day of each month beginning on August 15, 2010.  Prior to the completion of the Company's initial public offering, the Company shall pay to Executive a salary of $6,000 per month and shall pay $10,000 for the month during which the Company completes its initial public offering and continue to pay the rate thereafter.  In addition to his annual salary, Mr. Gan will be reimbursed for all reasonable expenses including travel expense between United States and China and will be provided with housing expense during the term of his employment.  Mr. Gan shall also receive, subject to the approval of the Board of Directors, an option to purchase up to 400,000 shares of the company’s common stock at an exercise price equal to the initial public offering price.  The option shall vest and be exercisable as follows; 160,000 shares will vest and become exercisable on July 31 2011; 120,000 shares will vest and become exercisable on July 31, 2012; 120,000 shares will vest and become exercisable on July 31, 2013.  In the event that the employment is terminated within 12 months from the employment agreement date by the Company without cause, 160,000 shares shall be vested immediately on the termination date.  A copy of the Employment Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Since July 1999 Mr. Gan has been a Senior Financial Consultant at The Goetzman Group a company which provides staffing solutions in all areas of finance and accounting. His assignments while at Goetzman included (i) acting as interim chief financial officer for Rino International Inc.; (ii) acting as interim general accounting manager for Physicals Formula; (iii) oversaw the Sarbanes- Oxley compliance project for Smart & Final.

Mr. Gan received his Master of Arts from Fudan University, Shanghai in June 1998 and received his Masters in Accounting from the University of Southern California in December 1995.

Mr. Gan has no family relationships with any of the executive officers or directors of the Company.  There were no arrangements or understandings between Mr. Gan and any other person pursuant to which he was appointed as Chief Financial Officer.  There have been no related party transactions in the past two years in which the company or any of its subsidiaries was or is to be a party, in which Mr. Gan had, or will have, a direct or indirect material interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Employment Agreement between the Company and Mr. Gan effective August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010

CHINA SLP FILTRATION TECHNOLOGIES, INC.

By:	/s/ Jie Li
Jie Li
Chief Executive Officer